Exhibit 10.1

SECOND AMENDMENT TO FOURTH AMENDED AND RESTATED BUSINESS LOAN AND SECURITY AGREEMENT
THIS SECOND AMENDMENT TO FOURTH AMENDED AND RESTATED BUSINESS LOAN AND SECURITY AGREEMENT (this “Second Amendment”), dated as of June 29, 2020, by and among VSE Corporation, a Delaware corporation (“VSE”; and together with each other Borrower party hereto, collectively, the “Borrowers”), the Consenting Lenders (as hereinafter defined) party hereto, and Citizens Bank, N.A., as administrative agent (as successor by merger to Citizens Bank of Pennsylvania) (in such capacity, the “Administrative Agent”) for the Lenders.
W I T N E S S E T H:
WHEREAS, the Borrowers, the Administrative Agent and certain banks and financial institutions from time to time party thereto (the “Lenders”) are parties to that certain Fourth Amended and Restated Business Loan and Security Agreement, dated as of January 5, 2018 (as amended by that certain First Amendment to Fourth Amended and Restated Business Loan and Security Agreement, dated as of November 26, 2019 and as further amended, restated, amended and restated, supplemented or otherwise modified and in effect prior to the date hereof, the “Existing Credit Agreement”; the Existing Credit Agreement as amended by this Second Amendment, the “Credit Agreement”; unless otherwise defined herein, capitalized terms used herein that are not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement);
WHEREAS, the Borrowers have requested that the Required Lenders and the Consenting Lenders amend certain provisions of the Existing Credit Agreement;
WHEREAS, the Required Lenders and the Consenting Lenders are, subject to the terms and conditions of this Second Amendment, willing to make such amendments to the Existing Credit Agreement; and
WHEREAS, in accordance with the terms of the Existing Credit Agreement, the Administrative Agent, the Borrowers, the Required Lenders and the Consenting Lenders agree that the Existing Credit Agreement is hereby, subject to the terms and conditions of this Second Amendment, amended as provided below.
NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:
1.    Amendments to the Existing Credit Agreement. From and after the Second Amendment Effective Date:
a.    the Existing Credit Agreement is amended pursuant to this Second Amendment to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement (including Schedule 2 and Exhibits 5 and 7 of the Credit Agreement) attached as Exhibit A to this Second Amendment.
b.    Except as set forth in clause (a), all other Exhibits and Schedules to the Existing Credit Agreement shall not be amended, modified, supplemented or otherwise affected.
2.    Conditions Precedent to Effectiveness. This Second Amendment shall become effective (the “Second Amendment Effective Date”) upon satisfaction of the following conditions:
a.    Executed Second Amendment. The Administrative Agent shall have received counterparts of this Second Amendment, executed by a duly authorized officer of each Borrower, the Administrative Agent and such Lenders constituting the Required Lenders.
b.    Fees and Expenses.

Exhibit 10.1

i.    All fees and expenses required to be paid on the Second Amendment Effective Date pursuant to this Second Amendment shall have been paid, to the extent, with respect to such expenses, documented in reasonable detail at least one (1) Business Day prior to the Second Amendment Effective Date (or such shorter period as may be reasonably agreed to by the Borrowers), including, without limitation, the reasonable and documented legal fees and expenses of external counsel to the Administrative Agent.
ii.    The Borrowers shall have paid, or caused to be paid, the fees set forth in that certain Fee Letter, dated as of June 2, 2020, (the “Second Amendment Fee Letter”), among the Administrative Agent and the Borrowers, as set forth in the Second Amendment Fee Letter.
iii.    The Administrative Agent shall have received from the Borrowers, for the account of each Lender that executes and delivers a Second Amendment signature page to the Administrative Agent by 12:00 p.m. (EST) on or before June 25, 2020 (each such Lender, a “Consenting Lender”, and collectively, the “Consenting Lenders”), an amendment fee in an amount equal to 10 basis points on (A) the Revolving Facility Commitment Amount of such Consenting Lender, (B) the outstanding principal amount of the Initial Term Loans held by such Consenting Lender and (C) the outstanding principal amount of the First Amendment Term Loans held by such Consenting Lender.
3.    Representations and Warranties. Each Borrower hereby represents and warrants to the Administrative Agent and each Consenting Lender as follows:

a.    the execution, delivery and performance by each of the Borrowers of this Second Amendment has been duly authorized by all necessary corporate or limited liability company, as applicable, action, and do not and will not:

(i)    violate any provision of the Organizational Documents of such Borrower or any of its Restricted Subsidiaries;
(ii)    violate any provision of any law or any governmental rule or regulation applicable to such Borrower or any of its Subsidiaries, or any order, judgment, decree or order of any court or other Government Authority binding on such Borrower or any of its Subsidiaries; or
(iii)    conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of such Borrower or any of its Subsidiaries other than those that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;
b.     each Borrower has all requisite corporate, partnership or limited liability company power and authority to enter into this Second Amendment and to perform its respective obligations under this Second Amendment and the Credit Agreement;
c.     this Second Amendment has been duly executed and delivered by each Borrower that is a party hereto and is the legally valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability or the availability of equitable remedies;

d.    no Event of Default has occurred or is continuing, and no act, event or condition has occurred and is continuing which with notice or the lapse of time, or both, would constitute an Event of Default; and

e.     the representations and warranties of such Loan Party contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects (without duplication of any materiality qualifier

Exhibit 10.1

therein) as of the date of this Agreement, except to the extent such representations and warranties relate to an earlier date in which case such representations and warranties are true and correct in all material respects (without duplication of any materiality qualifier therein) as of such earlier date.

4.    No Modification. Except as expressly set forth herein, nothing contained herein shall be deemed to constitute a waiver of compliance with any term or condition contained in the Credit Agreement or any of the other Loan Documents or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, the Administrative Agent and Lenders reserve all rights, privileges and remedies under the Loan Documents. Except as amended or consented to hereby, the Credit Agreement and other Loan Documents remain unmodified and in full force and effect. All references in the Loan Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as modified hereby. This Second Amendment shall constitute a Loan Document.

5.    Counterparts. This Second Amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Second Amendment by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.
6.    Successors and Assigns. The provisions of this Second Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that, except as permitted by the Credit Agreement, none of the Borrowers may assign or transfer any of its rights or obligations under this Second Amendment without the prior written consent of the Administrative Agent.

7.    Governing Law. This Second Amendment shall be governed by, and construed in accordance with, the internal laws of the Commonwealth of Virginia (without regard to the conflicts of laws principles thereof).

8.    Severability. The illegality or unenforceability of any provision of this Second Amendment or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Second Amendment or any instrument or agreement required hereunder.

9.    Captions. The captions and headings of this Second Amendment are for convenience of reference only and shall not affect the interpretation of this Second Amendment.

10.    Reaffirmation. Each of the Borrowers as debtor, grantor, pledgor, guarantor, assignor, or in other any other similar capacity in which such Borrower grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto) and (ii) to the extent such Borrower granted liens on or security interests in any of its property pursuant to any such Loan Document as security for or otherwise guaranteed the Borrowers’ Obligations under or with respect to the Loan Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of the Obligations as amended hereby. Each of the Borrowers hereby consents to this Second Amendment and acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and reaffirmed. The execution of this Second Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or Lenders, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations.

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